As filed with the Securities and Exchange Commission on September 9, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

New Carlyle Credit Solutions

(Exact Name of Registrant as Specified in its Charter)

Delaware	81-5320146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Vanderbilt Avenue, Suite 3400 New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-298812

Securities to be registered pursuant to Section 12(g) of the Act:

Class S common shares of beneficial interest, par value $0.001 per share

Class D common shares of beneficial interest, par value $0.001 per share

Class I common shares of beneficial interest, par value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are Class S common shares of beneficial interest, Class D common shares of beneficial interest and Class I common shares of beneficial interest, par value $0.001 per share (collectively, the “Common Shares”) of New Carlyle Credit Solutions (the “Registrant”). For a description of the Common Shares being registered hereby, reference is made to the information contained in the sections entitled “Description of Capital Stock of the Successor Fund,” “Additional Information About the Common Stock of the Fund and Common Shares of the Successor Fund”, “Certain Provisions of the Governing Documents of the Successor Fund” and “The Reorganization Proposal—Distributions and Dividend Reinvestment Plan” in the joint proxy statement/prospectus (the “Prospectus”) that forms part of the Registrant’s Registration Statement on Form N-14 (File No. 333-298812), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on September 8, 2026 (as amended from time to time, the “Registration Statement”), which is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.	Amended and Restated Agreement and Declaration of Trust of the Registrant (incorporated by reference to Exhibit (1)(b) of the Registrant’s Registration Statement on Form N-14 (File No. 333-298812), filed on September 8, 2026).

2.	Bylaws of the Registrant (incorporated by reference to Exhibit (2) of the Registrant’s Registration Statement on Form N-14 (File No. 333-298812), filed on September 8, 2026).

3.	Form of Dividend Reinvestment Plan.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 8, 2026

New Carlyle Credit Solutions

By:	/s/ Joshua Lefkowitz
Name:	Joshua Lefkowitz
Title:	Chief Compliance Officer and Secretary

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